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                                                                     EXHIBIT 5.1

                [LETTERHEAD OF HUGHES & LUCE, LLP APPEARS HERE]

                                  May 14, 1996

Schlotzsky's, Inc.
200 W. Fourth Street
Austin, Texas 78701

      Re: REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

      We have acted as counsel to Schlotzsky's, Inc., a Texas corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on May 15, 1996, under the Securities Act of 1933, as amended (the "Securities Act"), relating to 680,000 shares (the "Shares") of the no par value common stock (the "Common Stock") of the Company that may be offered on the exercise of any stock options (the "Stock Options"), granted or that may be granted under the 1993 Stock Option Plan, as amended, and the 1995 Nonemployee Directors Stock Option Plan, as amended (the "Plans").

      You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering. In connection therewith, we have examined and relied upon the original, or copies identified to our satisfaction, of (1) the certificate of incorporation and the bylaws of the Company, as amended; (2) minutes and records of the corporate proceedings of the Company with respect to the establishment of the Plans, the issuance of shares of Common Stock pursuant to the Plans and related matters; (3) the Registration Statement and exhibits thereto, including the Plan; and (4) such other documents and instruments as we have deemed necessary for the expression of opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, and as to the content and form of the certificate of incorporation, the bylaws, minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent we deem reasonably appropriate, upon representations and certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent investigation or verification of their accuracy.
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May 14, 1996
Page 2

      Based upon our examination and consideration of, and reliance on the documents and other matters described above, we are of the opinion that the Company presently has available at least 680,000 shares of authorized and unissued Common Stock and/or treasury shares of Common Stock currently issuable pursuant to the Plans from which the 680,000 shares of Common Stock proposed to be sold pursuant to the exercise of Stock Options granted or to be granted under the Plans may be issued. Assuming that (i) the outstanding Stock Options were duly granted, and the Stock Options to be granted in the future are duly granted in accordance with the terms of the Plans and the shares of Common Stock to be issued in the future are duly issued in accordance with the terms of the Plans and their respective Stock Options, (ii) the Company maintains an adequate number of authorized but unissued shares and/or treasury shares of Common Stock available for issuance for those persons who exercise Stock Options granted under the Plans, and (iii) the consideration for shares of Common Stock issued pursuant to such Stock Options is actually received by the Company as provided in the Plans and the respective Stock Options and exceeds the par value of such shares, then the shares of Common Stock issued pursuant to the exercise of the Stock Options granted under and in accordance with the terms of the Plans will be duly and validly issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to our firm included in or made a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of person whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                      Very truly yours,

                                      HUGHES & LUCE, L.L.P.



                                      By:  /s/ PHILLIP M. SLINKARD
                                         -------------------------------
                                      Phillip M. Slinkard, Authored Signatory